Exhibit 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, par value $0.0001 per share, of Costamare Inc. and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 9th day of June, 2022.

By:	/s/ Konstantinos Konstantakopoulos
	Name:	Konstantinos Konstantakopoulos

KENT MARITIME INVESTMENTS S.A.

By:	/s/ Konstantinos Konstantakopoulos
	Name:	Konstantinos Konstantakopoulos

COSTAMARE SHIPPING COMPANY S.A.

By:	/s/ Konstantinos Konstantakopoulos
	Name:	Konstantinos Konstantakopoulos

LONGSHAW MARITIME INVESTMENTS S.A.

By:	/s/ Konstantinos Konstantakopoulos
	Name:	Konstantinos Konstantakopoulos

COSTAMARE SHIPPING SERVICES LTD.

By:	/s/ Konstantinos Konstantakopoulos
	Name:	Konstantinos Konstantakopoulos